SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Event: December 10, 1998
                        Date of Report: December 14, 1998

                             PLM INTERNATIONAL, INC.
              (Exact name of registrant as specified in its charter

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

        1-9670                                 94-3041257
(Commission File Number)            (I.R.S. Employer Identification Number)


One Market
Steuart Street Tower, Suite 800
San Francisco, California                                      94105-1301
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:            (415) 974-1399

ITEM 5.           Other Events

On December 10, 1998, the Board of Directors of PLM International, Inc. (the "Company") elected Warren G. Lichtenstein as a Class III director of the Board of Directors of the Company, with a term expiring at the 1999 annual meeting of the Company's shareholders. A copy of the press release announcing this election is attached as an exhibit to this form. In order to facilitate Mr. Lichtenstein's election as a Class III director, the Board of Directors of the Company resolved, pursuant to Article Sixth of the certificate of incorporation of the Company, to increase the number of directors of the Company from five to six, and designated the newly created directorship as a Class II directorship. Douglas P. Goodrich, Senior Vice President and a director of the Company, resigned as a Class III director of the Board of Directors of the Company and was immediately reappointed by the Board of Directors of the Company as a Class II director of the Board of Directors of the Company. The Company expects to nominate Mr. Lichtenstein for election as a Class III director of the Board of Directors of the Company at the 1999 annual meeting of the Company's shareholders.

Attachment:

Exhibit 1:                 Press release, dated December 14, 1998

Exhibit 1
                                         Contact: Janet M. Turner
                                         Vice President, Investor Relations
                                         (415) 905-7214


           PLM INTERNATIONAL ELECTS LICHTENSTEIN TO BOARD OF DIRECTORS

FOR IMMEDIATE RELEASE

San Francisco, California, December 14, 1998 -- PLM International, Inc. (ASE:PLM) today announced that Warren G. Lichtenstein has been elected to its board as a Class III director.

Mr. Lichtenstein, 33, is the Chief Executive Officer of Steel Partners LLC, a New York-based investment partnership and the General Partner of Steel Partners II, L.P. Steel Partners II, L.P. is PLM International's largest shareholder, currently owning 16.3% of the Company's common stock.

Additionally, Mr. Lichtenstein is currently Chairman of the Board of Aydin Corporation, a NYSE-listed defense electronics concern. Mr. Lichtenstein is also a director of Gateway Industries, Rose's Holdings, Inc., and Saratoga Beverage Group, Inc. Mr. Lichtenstein is a graduate of the University of Pennsylvania, where he received a Bachelor of Arts degree in Economics.

PLM International Chairman, President and Chief Executive Officer Robert N. Tidball said, "We are pleased to welcome Mr. Lichtenstein to our board of directors. His investment and operating management expertise will make an important contribution to the Company as we continue to execute our strategic growth plan to improve financial performance and shareholder value."

PLM International is a diversified equipment leasing company providing services to transportation, industrial, and commercial companies. With a combined owned and managed portfolio of approximately $1.2 billion in equipment, PLM International operates one of the twenty-five largest asset leasing pools in the United States today. The Company specializes in creating equipment leasing solutions for domestic and international customers.

                              ###

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

                                           PLM INTERNATIONAL, INC.
                                           (Registrant)

DATE:  December 14, 1998

                                           By:   /s/ Susan C. Santo
                                                 -------------------------
                                                 Susan C. Santo
                                                 Vice President, Secretary and
                                                 and General Counsel